UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 27, 2018

CALIFORNIA WATER SERVICE GROUP

(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-13883 (Commission file number)	77-0448994 (I.R.S. Employer Identification Number)

1720 North First Street San Jose, California (Address of principal executive offices)	95112 (Zip Code)

(408) 367-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.                                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 27, 2018, the Board of Directors (the “Board”) of California Water Service Group (the “Company”) voted to elect Shelly M. Esque, to the Board, effective June 27, 2018, to fill a vacancy created by the increase in the size of the Board.

There are no arrangements or understandings between Ms. Esque and any other person pursuant to which Ms. Esque was selected as a director. There is no information that is required to be disclosed with respect to Ms. Esque pursuant to Item 404(a) of Regulation S-K.

On June 27, 2018, the Company issued a press release announcing the election of Ms. Esque to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 8.01.             Other Events.

On June 27, 2018, the Board voted to increase the size of the Board from nine to ten directors, effective June 27, 2018.

Item 9.01.             Financial Statements and Exhibits.

We hereby furnish the following exhibit with this report:

Exhibit No.	Description
99.1	Press Release issued June 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA WATER SERVICE GROUP

Date: June 27, 2018	By:	/s/ Thomas F. Smegal
	Name:	Thomas F. Smegal
	Title:	Vice President, Chief Financial Officer and Treasurer